Exhibit 99.1

March 14, 2013

Raptor Pharmaceutical Corp. Reports Financial Results for the Transition Period from September 1, 2012 to December 31, 2012

NOVATO, Calif., March 14, 2013 (GLOBE NEWSWIRE) -- Raptor Pharmaceutical Corp. ("Raptor" or the "Company") (Nasdaq:RPTP), today reported financial results for its four month transition period from September 1, 2012 to December 31, 2012.

Financial Results and Other Recent Highlights
•	Net loss for the four month transition period ended December 31, 2012 was $19.3 million or $0.37 per share.
•	Cash, cash equivalents and short-term investments ("Cash") as of December 31, 2012 were $58.4 million.
•
As previously announced, on December 20, 2012, the Company signed a $50 million loan agreement with HealthCare Royalty Partners ("HCR") and received $23.4 million, net of fees and commissions, from the first tranche.

•
Management estimates that the Company's Cash as of December 31, 2012 of $58.4 million (including the first tranche of cash received from the loan agreement with HCR) will fund the Company into the fourth quarter of calendar 2013.

•
As previously announced, on December 21, 2012, the Company received a notice from the U.S. Food and Drug Administration ("FDA") in which the FDA required additional time to complete its review of Raptor's New Drug Application ("NDA") for RP103 for the potential treatment of nephropathic cystinosis ("cystinosis") and extended the initial Prescription Drug User Fee Act ("PDUFA") goal date from January 30, 2013 to April 30, 2013. No new studies were requested by the FDA.

"We have made great progress in advancing the development of RP103 and securing financial resources for the potential U.S. commercial launch of RP103," said Christopher M. Starr, Ph.D., Raptor's Chief Executive Officer.  "In particular, in December we secured a $50 million loan facility which enables us to execute pre-launch initiatives and to build commercial infrastructure in anticipation of potential approvals of RP103 for the treatment of cystinosis from the FDA and the European Medicines Agency ("EMA"). The second tranche of the loan which is conditioned on our receipt of FDA approval for RP103 for the treatment of cystinosis, will further support our launch activities."

Financial Results for the Transition Period from September 1, 2012 to December 31, 2012
Research and development expenses for the four month transition period ended December 31, 2012, and the four month period ended December 31, 2011 were approximately $9.0 million, and $6.3 million (unaudited), respectively.  The increase in research and development expenses for the four months ended December 31, 2012 compared to the four months ended December 31, 2011 relates primarily to increased product manufacture of RP103 for the potential treatment of cystinosis, Huntington's disease and non-alcoholic steatohepatitis, additional cystinosis extension and other supporting study expenses, and employee compensation, offset by a reduction in Phase 3 cystinosis clinical trial expenses.
General and administrative expenses for the four month transition period ended December 31, 2012, and the four month period ended December 31, 2011 were approximately $9.0 million, and $3.2 million (unaudited), respectively.  The increase in general and administrative expenses for the four months ended December 31, 2012 compared to the four months ended December 31, 2011 relates primarily to increased expenses for pre-commercial operations requirements for RP103 for the potential treatment of cystinosis, employee compensation, stock-compensation for employees and directors, legal fees and investor relations costs.
Cash available as of December 31, 2012 was $58.4 million and included $23.4 million received from our loan agreement with HCR, $6.0 million received under an At-The-Market common stock sales agreement, and $1.8 million received from warrant exercises, in each case during the four month transition period ended December 31, 2012.
About Raptor Pharmaceutical Corp.
Raptor is an emerging biopharmaceutical company focused on developing and commercializing life-altering therapeutics that treat debilitating and often fatal diseases. The Company is currently focused on the development of its first product candidate, RP103 (delayed-release oral cysteamine bitartrate), as a potential treatment for nephropathic cystinosis, a rare genetic disorder. In addition to cystinosis, the Company is also testing RP103 for the potential treatment of non-alcoholic steatohepatitis, or NASH, a metabolic liver disorder, and Huntington's disease, or HD, a neurodegenerative disorder.
For additional information, please visit www.raptorpharma.com.
The Raptor Pharmaceutical Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7180
FORWARD LOOKING STATEMENTS
This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to the following statements:  that Raptor will be able to launch RP103 for the potential treatment of nephropathic cystinosis; that Raptor will be able to draw on the second $25 million tranche under the loan agreement with HealthCare Royalty Partners; that Raptor's cash, cash equivalents and short-term investments as of December 31, 2012 will fund Raptor into the fourth quarter of calendar 2013; and that Raptor will receive regulatory approval from the FDA or EMA of RP103 for the potential treatment of nephropathic cystinosis. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company's actual results to be materially different from these forward-looking statements. Factors which may significantly change or prevent the Company's forward looking statements from fruition include:  that Raptor may be unsuccessful in developing any products or acquiring products; that Raptor's technology may not be validated as it progresses further and its methods may not be accepted by the scientific community; that Raptor is unable to retain or attract key employees whose knowledge is essential to the development of its products; that unforeseen scientific difficulties develop with the Company's process; that Raptor's patents are not sufficient to protect essential aspects of its technology; that competitors may invent better technology; that Raptor's products may not work as well as hoped or worse, that the Company's products may harm recipients; and that Raptor may not be able to raise sufficient funds for development or working capital. As well, Raptor's products may never develop into useful products and even if they do, they may not be approved for sale to the public. Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made.  Certain of these risks, uncertainties, and other factors are described in greater detail in the Company's filings from time to time with the Securities and Exchange Commission (the "SEC"), which Raptor strongly urges you to read and consider, including:  Raptor's transition report for the four months ended December 31, 2012 on Form 10-KT filed with the SEC on March 14, 2013,  which is available free of charge on the SEC's web site at http://www.sec.gov.  Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor's reports filed with the SEC.  Raptor expressly disclaims any intent or obligation to update any forward-looking statements.

Raptor Pharmaceutical Corp.
(A Development Stage Company)
Consolidated Balance Sheets
(In thousands, except per share data, or unless otherwise specified)

	December 31, 2012	August 31, 2012 (1)
ASSETS
Current assets:
Cash and cash equivalents	$36,313	$23,580
Restricted cash	163	169
Short-term investments	22,096	15,307
Prepaid expenses and other	1,610	3,111

Total current assets	60,182	42,167
Intangible assets, net	2,156	2,205
Goodwill	3,275	3,275
Fixed assets, net	416	403
Deposits	26	105
Deferred offering costs	109	134
Debt issuance costs	1,959	--

Total assets	$68,123	$48,289
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Current liabilities:
Accounts payable	$4,599	$1,601
Accrued liabilities	2,150	2,652
Common stock warrant liability	16,405	17,266
Deferred rent	6	14
Capital lease liability - current	8	8

Total current liabilities	23,168	21,541
Note payable	25,000	--
Capital lease liability - long-term	11	13

Total liabilities	48,179	21,554

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value per share, 15,000 shares authorized, zero shares issued and outstanding	--	--
Common stock, $0.001 par value per share, 150,000 shares authorized 52,425 and 50,568 shares issued and outstanding as at December 31, 2012 and August 31, 2012, respectively	52	51
Additional paid-in capital	155,945	143,380
Accumulated other comprehensive loss	(115)	(50)
Deficit accumulated during development stage	(135,938)	(116,646)

Total stockholders' equity	19,944	26,735

Total liabilities and stockholders' equity	$68,123	$48,289

(1) Derived from the Company's audited consolidated financial statements as of August 31, 2012.

Raptor Pharmaceutical Corp.
(A Development Stage Company)
Consolidated Statements of Comprehensive Loss
(In thousands, except per share data, or unless otherwise specified)

	For the four months ended December 31, 2012	For the period from September 8, 2005 (inception) to December 31, 2012

Revenues:	$--	$--

Operating expenses:
General and administrative	8,971	40,547
Research and development	8,963	69,644

Total operating expenses	17,934	110,191

Loss from operations	(17,934)	(110,191)
Interest income	160	873
Interest expense	(83)	(202)
Foreign currency transaction gain	113	287
Realized gain on short-term investments	0	214
Unrealized loss on short-term investments	(64)	(66)
Adjustment to fair value of common stock warrants	(1,484)	(26,853)

Net loss	(19,292)	(135,938)
Other comprehensive loss
Foreign currency translation adjustment	(65)	(115)

Comprehensive loss	$(19,357)	$(136,053)

Net loss per share:
Basic and diluted	$(0.37)

Weighted-average shares outstanding used to compute:
Basic and diluted	51,737

CONTACT: COMPANY CONTACT:

         Georgia Erbez

         Chief Financial Officer
         Raptor Pharmaceutical Corp.
         (415) 382-8111 x204
         gerbez@raptorpharma.com

         INVESTOR CONTACT:

         Westwicke Partners, LLC

         Stefan Loren, Ph.D.
         Managing Director
         (443) 213-0507
         sloren@westwicke.com

         Robert H. Uhl
         Managing Director
         858.356.5932
         robert.uhl@westwicke.com